EXHIBIT 4.1



                              LEBLANC & ASSOCIATES, INC.

________________ shares of common stock authorized- Par value $.001 par value

                                    SPECIMEN

This certifies that________________________________________________________ is
hereby issued_________________________________________________________ fully paid and transferable on the books of the Corporation by the holder hereof in person or by an authorized Attorney upon surrender of this Certificate properly endorsed.

          In witness Whereof, the said Corporation has caused this Certificate to be signed by our duly authorized officer(s) and our Corporate Seal to be hereunto affixed this ________day of _______________ ,
          ____________






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Secretary                                            President




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